================================================================================


              EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN



===============================================================================

              EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

                                TABLE OF CONTENTS

================================================================================

                                                                            Page

Article 1. Introduction.......................................................1
     1.01   Purpose...........................................................1
     1.02   Restatement.......................................................1
Article 2. Definitions........................................................2
     2.01   Account...........................................................2
     2.02   Affiliated Company................................................2
     2.03   Authorized Absence................................................2
     2.04   Board.............................................................2
     2.05   Code..............................................................2
     2.06   Company...........................................................2
     2.07   Contract..........................................................2
     2.08   Contribution .....................................................2
     2.09   Elective Contribution.............................................3
     2.10   Elective Contribution Account.....................................3
     2.11   Employee..........................................................3
     2.12   Financial Institution.............................................4
     2.13   Fiscal Year.......................................................4
     2.14   Investment Manager................................................4
     2.15   Kodak Ambassador..................................................5
     2.16   Limited Service Employee..........................................5
     2.17   Match Eligible Participant........................................5
     2.18   Matching Contribution.............................................5
     2.19   Matching Contribution Account.....................................5
     2.20   Participant.......................................................5
     2.21   Plan  ............................................................5
     2.22   Plan Year.........................................................5
     2.23   Qualified Domestic Relations Order................................5
     2.24   Qualifying Compensation...........................................5
     2.25   Retirement Eligible Participant...................................7
     2.26   Rollover Account..................................................7
     2.27   SIPCO ............................................................7
     2.28   Trust ............................................................7
     2.29   Trustee...........................................................7
     2.30   Valuation Date....................................................7
     2.31   Wage Dividend.....................................................7
Article 3. Administration.....................................................8

EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN           TABLE OF CONTENTS
================================================================================

     3.01   Appointment of SIPCO..............................................8
     3.02   Named Fiduciary and Plan Administrator............................8
     3.03   Powers and Duties of SIPCO........................................8
     3.04   Operation of SIPCO................................................8
     3.05   Claims Review Procedure...........................................9
     3.06   Power to Appoint Advisers.........................................9
     3.07   Expenses..........................................................9
     3.08   Duties of Fiduciaries.............................................9
     3.09   Liability of Members..............................................9
     3.10   Allocation of Responsibility......................................9
Article 4. Eligibility And Participation.....................................11
     4.01   Eligibility......................................................11
     4.02   Participation....................................................11
Article 5. Contributions.....................................................13
     5.01   Company Contributions............................................13
     5.02   Matching Contributions...........................................13
     5.03   Rollovers........................................................15
Article 6. Limits On Contributions...........................................18
     6.01   Aggregate Percentage Limit on Company Contributions..............18
     6.02   Dollar Limit on Company Contributions............................18
     6.03   Limit on Company Contributions for
             "Highly-Compensated Employees"..................................18
     6.04   Limit on Matching Contributions for
             "Highly-Compensated Employees"..................................19
     6.05   Multiple Use of Alternative Limitations..........................19
     6.06   Definitions and Rules of Construction
             Applicable to Sections 6.03, 6.04 and 6.05......................20
     6.07   Maximum "Annual Additions".......................................21
     6.08   SIPCO's Power to Limit Contributions.............................22
Article 7. Investment Of Funds...............................................23
     7.01   The Funds........................................................23
     7.02   Liquid Investments...............................................24
     7.03   Value of the Funds...............................................24
     7.04   Units and Unit Value.............................................24
     7.05   Use of Units.....................................................24
     7.06   Extent of Calculations...........................................25
     7.07   Transfer Among Funds ............................................25
     7.08   Special Provisions ..............................................25
Article 8. Withdrawals And Loans.............................................26
     8.01   Withdrawals On or After Age 59-1/2...............................26
     8.02   Hardship Withdrawals.............................................26
     8.03   Loans ...........................................................28
     8.04   Notice and Waiver of Notice......................................30
     8.05   Valuation Date...................................................30
Article 9. Distributions After Termination Of
             Employment Or After Age 70-1/2..................................31
     9.01   Timing of Payment................................................31
     9.02   Method of Payment................................................32
     9.03   Form of Payment..................................................34

EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN           TABLE OF CONTENTS
================================================================================

     9.04   Minimum Distribution Requirements................................34
     9.05   Consultation and Consent.........................................34
     9.06   Valuation of Distributions.......................................34
     9.07   Termination of Employment........................................34
Article 10. Death Benefits, Qualified Domestic Relations
             Orders And Direct Rollovers ....................................37
     10.01  Death Benefits...................................................37
     10.02  Qualified Domestic Relations Orders..............................37
     10.03  Direct Rollover..................................................38
     10.04  Notice and Waiver of Notice......................................38
Article 11. Amendment........................................................40
     11.01  Power to Amend...................................................40
     11.02  Necessary Amendments.............................................40
     11.03  Amendments Required by IRS.......................................40
Article 12. Termination Of The Plan..........................................41
     12.01  Right to Terminate Plan or Discontinue
             Contributions ..................................................41
     12.02  Automatic Termination............................................41
Article 13. Limitation Of Rights.............................................42
     13.01  Rights to Trust Assets...........................................42
     13.02  Accounts are Nonalienable........................................42
     13.03  Participants' Accounts...........................................42
Article 14. Construction And Interpretation..................................43
     14.01  Governing Law....................................................43
     14.02  No Reversion to Company..........................................43
     14.03  Return of Erroneous Contributions................................43
     14.04  Correction.......................................................43
Article 15. Inclusion And Exclusion Of Subsidiary And
            Affiliated Companies ............................................44
Article 16. Miscellaneous....................................................45
     16.01  No Employment Rights Created.....................................45
     16.02  Plan Assets......................................................45
     16.03  Top-Heavy Requirements...........................................45
     16.04  Military Service.................................................46

Appendix

A Subsidiary and Affiliated Companies of Eastman Kodak Company Included in the Plan

              EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

                            EFFECTIVE JANUARY 1, 2000
                           AS AMENDED _________, 1999

================================================================================


                                   ARTICLE 1.

                                  INTRODUCTION.

     1.01 PURPOSE. The purpose of the Eastman Kodak Employees' Savings and Investment Plan is to assist Employees of the Company in an orderly and systematic savings and investment program by giving them an opportunity to defer receipt of a portion of Qualifying Compensation and a portion or all of such Wage Dividends as may hereafter be declared, and to elect to have such deferred amounts invested by a Trustee in common shares of the Company, other securities, and/or an insurance company group annuity contract. Certain Employees also are eligible to receive a Matching Contribution from the Company on amounts they defer.

     1.02 RESTATEMENT. The Plan was established in 1960 by the Company and was amended and restated in its entirety effective with respect to Participants with Accounts on or after December 31, 1993, except as noted otherwise, to conform to the relevant provisions of the Internal Revenue Code of 1986 ("Code") and the Employee Retirement Income Security Act of 1974 ("ERISA"). The Plan as further amended from time to time is hereby set forth in full.

ARTICLE 2                                                                 PAGE 2
EASTMAN KODAK EMPLOYEES' SAVINGS & INVESTMENT PLAN

================================================================================


                                   ARTICLE 2.

                                  DEFINITIONS.

         The terms used in this Plan will have the meanings set forth in this Article unless a different meaning is clearly required by the context. As used herein, the masculine and feminine, and the singular and plural, may be interchangeable, unless the context requires otherwise. As used here, the helping verb "will" is intended to indicate action that is required or mandatory (in the sense of "shall") as opposed to action that merely is to occur in the future. As used herein, the words "include," "includes," and "including" mean "include without limitation," "includes without limitation," and "including without limitation," respectively.

     2.01 ACCOUNT. "Account " will mean the Account established and maintained in respect of a Participant and means the total amount credited to such Account. Each Account may have one or more of the following bookkeeping subaccounts: an Elective Contribution Account, a Matching Contribution Account, and a Rollover Contribution Account.

     2.02 AFFILIATED COMPANY. "Affiliated Company" will mean

          (a) any corporation which is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes the Company;

          (b) any trade or business (whether or not incorporated) which is under common control (as defined in Code section 414(c)) with the Company;

          (c) any organization which is a member of an affiliated service group (as defined in Code section 414(m)) which includes the Company; and

          (d) any organization or arrangement required to be aggregated with the Company pursuant to regulations under Code section 414(o).

     2.03 AUTHORIZED ABSENCE. "Authorized Absence" will mean an absence because of temporary military duty, death in the family, jury duty, short term disability, vacation, holidays, and certain personal absences designated by SIPCO as an Authorized Absence.

     2.04 BOARD. "Board" will mean the Board of Directors of Eastman Kodak Company or a committee of said Board.

     2.05 CODE. "Code" will mean the Internal Revenue Code of 1986, as amended.

     2.06 COMPANY. "Company" will mean Eastman Kodak Company and such of its subsidiaries and/or Affiliated Companies as may be included in this Plan pursuant to Section 15.01, except where reference is made to a particular corporation.

     2.07 CONTRACT. "Contract" will mean any group annuity contract or other contract providing for a guarantee by a Financial Institution of principal and of a specified rate of interest for a specified term, entered into between the Trustee and a Financial Institution, on terms approved and directed by SIPCO.

     2.08 CONTRIBUTION. "Contribution" will mean an Elective Contribution, a Matching Contribution, a rollover into the Plan pursuant to Section 5.03, and any other amount contributed to the Plan.

ARTICLE 2                                                                 PAGE 3
EASTMAN KODAK EMPLOYEES' SAVINGS & INVESTMENT PLAN

================================================================================

     2.09 ELECTIVE CONTRIBUTION. "Elective Contribution" will mean that portion of Qualifying Compensation and of any Wage Dividend which is deferred pursuant to an election by an eligible Employee or former Employee.

     2.10 ELECTIVE CONTRIBUTION ACCOUNT. " Elective Contribution Account" will mean the portion of the Participant's Account that reflects the current value of the Elective Contributions made on behalf of the Participant in accordance with his elections.

     2.11 EMPLOYEE. "Employee" will mean

          (a) any person employed by the Company in the United States and compensated for services in the form of a salary or an hourly wage; provided, however, that Employee will not include any person who falls in any one or more of the following categories (or any successor categories thereto):

               (1) nonresident aliens working outside of the United States;

               (2) all persons considered by the Company to be "leased employees" (within the meaning of Code section 414(n)) or "independent contractors," for the entire period of time they are so considered, and such persons will not be considered "Employees" during such period even if a subsequent determination is made that they are or have been common law employees of the Company;

               (3) Limited Service Employees;

               (4) Kodak Ambassadors;

               (5) college students pursuing studies of interest to the Company who generally work a full-time schedule on an alternate work/school block basis ("college cooperative interns");

               (6) high school seniors working normally 20 hours per week (or more during vacation, school breaks, following graduation, or where school conditions permit) for a period of up to 9 months (or 12 months in special situations)("high school co-ops");

               (7) high school students working a full-time schedule during summer vacation (including the summer immediately following graduation) generally for a period of up to 8 weeks ("high school interns");

               (8) persons hired for the summer following the completion of at least one year of college, but for no more than two summers ("general summer employees");

               (9) college students at a two-year or four-year college employed during the summer or a school break whose tuition, housing, and miscellaneous expenses may be paid for by the Company ("EK scholars");

               (10) third- or fourth-year high school students majoring in mathematics or science generally working a part-time schedule generally for a period of up to 8 weeks ("PRIS2Ms");

ARTICLE 2                                                                 PAGE 4
EASTMAN KODAK EMPLOYEES' SAVINGS & INVESTMENT PLAN

================================================================================

               (11) college students pursuing studies of interest to the Company who generally work during the summer ("summer (college) interns");

               (12) high school or college teachers who generally work a minimum of 10 weeks but no more than the length of the summer break ("teacher interns");

               (13) disabled persons working full time in a 10-week training program ("DP2 interns");

               (14) either a resident alien or a nonresident alien working in the United States who has been transferred to the United States from a foreign subsidiary of the Company on a temporary basis and whose home country is not considered to be the United States; or

               (15) all persons considered by the Company, or deemed by any court or governmental agency, to be "special employees," as defined under the common law of New York State, or to have similar status under the laws of any other State; and

          (b) furthermore, Employee will include a U.S. citizen employed by a foreign subsidiary of the Company and a U.S. citizen employed abroad by a qualified domestic subsidiary corporation of the Company provided that all of the following conditions are met:

               (1) The U.S. citizen is not a participant in any funded pension, profit sharing, stock bonus or other funded plan of deferred compensation sponsored by another person or corporation with respect to the compensation he receives from his employer;

               (2) The U.S. citizen is transferred from the Company to the foreign subsidiary or the qualified domestic subsidiary, as the case may be, and if employed by the Company would meet all the requirements for participation in the Plan; and

               (3) In the case of a U.S. citizen who works for a foreign subsidiary corporation, the Company has entered into an agreement with the Commissioner of Internal Revenue under Code section 3121(1) which covers the U.S. citizens employed by the foreign subsidiary corporation under the Federal Social Security Act; and

For purposes of clarification only and not to limit the generality of the foregoing definition, Employee will include only persons who are employed by the Company.

     2.12 FINANCIAL INSTITUTION. "Financial Institution" will mean any bank, insurance company, or other financial institution designated by SIPCO with whom the Trustee enters into a Contract for the purpose of establishing and maintaining the Fixed Income Fund described in Section 7.01.

     2.13 FISCAL YEAR. "Fiscal Year" means the calendar year.

     2.14 INVESTMENT MANAGER. "Investment Manager" will mean any person or corporation who is:

          (a) registered as an investment adviser under the Investment Advisers Act of 1940; or

          (b) a bank, as defined in that Act; or

          (c) an insurance company qualified to manage, acquire or dispose of plan assets under the laws of more than one state; and

ARTICLE 2                                                                 PAGE 5
EASTMAN KODAK EMPLOYEES' SAVINGS & INVESTMENT PLAN

================================================================================

who acknowledges in writing that he is a fiduciary with respect to the Plan.

     2.15 KODAK AMBASSADOR. "Kodak Ambassador" is a person who is hired by the Employer for the specified purpose of meeting short-term needs of 900 hours or less in any consecutive 12-month period and who is designated as a Kodak Ambassador when hired.

     2.16 LIMITED SERVICE EMPLOYEE. "Limited Service Employee" is a person who is hired by the Employer for the specified purpose of meeting short-term needs of 900 hours or less in any consecutive 12-month period and who is designated as a Limited Service Employee when hired.

     2.17 MATCH ELIGIBLE PARTICIPANT. "Match Eligible Participant" will have the meaning provided to that term in Section 5.02.

     2.18 MATCHING CONTRIBUTION. "Matching Contribution" will mean a contribution made to the Plan with respect to a Match Eligible Participant pursuant to Section 5.02.

     2.19 MATCHING CONTRIBUTION ACCOUNT. "Matching Contribution Account" will mean the portion of the Participant's Account that reflects the current value of the Matching Contributions (if any) made with respect to the Participant in accordance with Section 5.02.

     2.20 PARTICIPANT. "Participant" will mean an Employee or former Employee of the Company who has an Account under the Plan.

     2.21 PLAN. "Plan" will mean this Eastman Kodak Employees' Savings and Investment Plan as adopted by the Company and as it may subsequently be amended from time to time.

     2.22 PLAN YEAR. "Plan Year" for this Plan is the 12-month period ending on December 30.

     2.23 QUALIFIED DOMESTIC RELATIONS ORDER. "Qualified Domestic Relations Order" will mean a domestic relations order as defined in Code section 414(p).

     2.24 QUALIFYING COMPENSATION. "Qualifying Compensation" will mean the sum of the following amounts:

          (a) Amounts received for the performance of duties in the form of

               (1) wages and salaries;

               (2) Management Variable Compensation Plan payments;

               (3) shift work and takeover allowances;

               (4) overtime pay and premiums;

               (5) commissions (including "commission offsets" paid during training, nonrecoverable draws for individuals transitioning to leveraged rate schedules, and "commission-like" payments for non-sales people rate schedules, quota payments and cash payments funded from total target compensation for individuals on leveraged rate schedules);

               (6) Alaska living allowance;

ARTICLE 2                                                                 PAGE 6
EASTMAN KODAK EMPLOYEES' SAVINGS & INVESTMENT PLAN

================================================================================

               (7) lump sum payments pursuant to Compensation Plan 2G1;

               (8) foreign pay to expatriates;

               (9) holiday allowances and premiums;

               (10) 1996 rate review lump sum awards;

               (11) 1997 rate review performance bonuses; and

               (12) Rate review performance bonuses for 1998 and subsequent years.

          (b) Amounts received for periods during which no duties were performed

               (1) because of an Authorized Absence provided that the amounts would otherwise be described in subsection (a) above; or

               (2) in the form of

                    (A) Kodak Short Term Disability Plan benefits attributable to employer contributions (including benefits paid during employment pursuant to state disability laws); or

                    (B) Workers Compensation Supplements.

          (c) Amounts not described in subsections (a) or (b) above only because they were contributed, at the Participant's election, to a cash or deferred arrangement described in Code section 401(k) (including this Plan) or to a cafeteria plan described in Code section 125.

Only those amounts specifically described in subsections (a), (b), or (c) above will be included in Qualifying Compensation. Notwithstanding any language to the contrary, Qualifying Compensation will not include: Wage Dividend payments; bonuses and other payments made in connection with an acquisition or divestiture; imputed income to a Participant resulting from participation in a benefit plan of an Affiliated Company by the person designated as "Partner" on a valid Eastman Kodak Company Affidavit of Domestic Partnership accepted by, and on file with, Eastman Kodak Company; pay in lieu of unused vacation; awards (i.e., cash, merchandise, miscellaneous, special recognition or suggestion); foreign exchange traders bonuses; fringe benefits (e.g., life insurance premiums) except as provided in subsection (c) above; payments related to educational expenses (i.e., master's/doctoral payments or tuition aid payments); certain allowances (i.e., meal, walker's, N.Y.C., and vacation travel); tax allowance adjustments of any kind (e.g., those payable with respect to merchandise awards or moving expenses); payments related to relocation (i.e., moving expenses, relocation allowances, special area relocation allowances, temporary living allowances, or transfer allowances); post-separation sickness payments; Short Term Disability Plan payments attributable to employee contributions; special miscellaneous expenses; termination/severance allowances; or workers' compensation. Qualifying Compensation will not include any amount received after the pay date for the last pay period in which an Employee ceases to be eligible to participate in the Plan. Notwithstanding any other provision of the Plan, the sum of the Qualifying Compensation and Wage Dividend taken into account with respect to a Participant for a Plan Year will not exceed $150,000 (as adjusted by the Secretary of the Treasury or his delegate pursuant to section 401(a)(17) of the Code).

ARTICLE 2                                                                 PAGE 7
EASTMAN KODAK EMPLOYEES' SAVINGS & INVESTMENT PLAN

================================================================================

     2.25 RETIREMENT ELIGIBLE PARTICIPANT. "Retirement Eligible Participant" will mean a Participant who, at the time his employment terminates (within the meaning of Section 9.07):

          (a) is age 65 or older;

          (b) is age 55 or older with 10 years or more of Total Service as defined in the Kodak Retirement Income Plan; or

          (c) as of December 31, 1995, had age and Total Service as defined in the Kodak Retirement Income Plan which, when added together, totaled at least 75.

     2.26 ROLLOVER ACCOUNT. "Rollover Account" will mean the portion of the Participant's Account that reflects the current value of the rollovers, if any, accepted with respect to a Participant in accordance with Section 5.03.

     2.27 SIPCO. "SIPCO" will mean the members of the Savings and Investment Plan Committee designated by the Board in accordance with the Plan.

     2.28 TRUST. "Trust" will mean the trust or trusts maintained under the trust agreement entered into between the Company and a Trustee, which trust agreement will form a part of the Plan. The term "Trust" is also occasionally used as referring to such trust agreement.

     2.29 TRUSTEE. "Trustee" will mean the trustee or trustees, whether corporate or individual, at any time appointed and acting hereunder with respect to the assets held by such trustee.

     2.30 VALUATION DATE. "Valuation Date" will mean each day the New York Stock Exchange is open for trading, or such other day as will be determined by SIPCO.

     2.31 WAGE DIVIDEND. "Wage Dividend" will mean such payment designated by that name as may be authorized by the Company to be paid to Employees and former Employees out of current or accumulated profits which the Company is obligated to make as of December 30 of the Fiscal Year with respect to which the Wage Dividend relates, and which is, if not contributed to the Plan pursuant to
Section 5.01(b), paid by March 14 of the succeeding Fiscal Year. Notwithstanding any other provision of the Plan, the sum of the Qualifying Compensation and Wage Dividend taken into account with respect to a Participant for a Plan Year will not exceed $150,000 (as adjusted by the Secretary of the Treasury or his delegate pursuant to section 401(a)(17) of the Code).

ARTICLE 3                                                                 PAGE 8
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


                                   ARTICLE 3.

                                 ADMINISTRATION.

     3.01 APPOINTMENT OF SIPCO. The Board will appoint SIPCO to control and manage the operation and administration of the Plan and Trust as and to the extent set forth in the Plan and Trust. The members of SIPCO may, at the discretion of the Board, be Employees. However, Employees will not be entitled to compensation from the Trust for their services as members of SIPCO. The persons named to SIPCO will be designated in writing and will acknowledge in writing that they are fiduciaries under the Plan. The Board may at any time remove a member of SIPCO and appoint a successor. Any member may resign by delivering his written resignation to the Board or the Chairperson of SIPCO. Vacancies existing in SIPCO will be filled by the Board but SIPCO may act notwithstanding any vacancies.

     3.02 NAMED FIDUCIARY AND PLAN ADMINISTRATOR. SIPCO will be the Named Fiduciary and Plan Administrator as those terms are used in ERISA. SIPCO will be the agent for the service of legal process with respect to the Plan.

     3.03 POWERS AND DUTIES OF SIPCO. SIPCO will administer the Plan in accordance with its terms and will have all powers necessary to carry out the provisions of the Plan, except such powers as are specifically reserved to the Board, the Senior Vice President and Director, Human Resources, or some other person. In addition to any implied powers and duties that may be necessary or appropriate to the conduct of its affairs, and without limitation by reason of enumeration, SIPCO will have the power, the duty, and the complete and exclusive discretion:

          (a) to make, publish and apply such rules and regulations as it may deem necessary to carry out the provisions of the Plan, including rules and regulations for determining the qualified status of domestic relations orders in accordance with Code section 414(p), and for administering distributions pursuant to Qualified Domestic Relations Orders;

          (b) to construe, interpret, and administer the terms of the Plan, to remedy any possible ambiguities in the terms of the Plan, and to determine conclusively, for all parties, all questions arising out of the interpretation or administration of the Plan;

          (c) to determine conclusively the right of any person to benefits under the Plan and the amount of such benefits, including the determination of all questions relating to eligibility for participation and benefits; and

          (d) to issue instructions to a Trustee to make disbursements from the Trust, and to make any other arrangement necessary or appropriate to provide for the orderly payment and delivery of disbursements from the Trust.

     3.04 OPERATION OF SIPCO. SIPCO will act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or without a meeting. Any action taken without a meeting will be reflected in a written instrument signed by a majority of members of the SIPCO. A member of SIPCO who is also a Participant will not vote on any question relating specifically to himself. Any such question will be decided by the majority of the remaining members of SIPCO. SIPCO may authorize any one or more of its members to execute any document or documents on behalf of SIPCO, in which event SIPCO will notify the Trustee in writing of such action and the name or names of its member or members so designated. The Trustee will be provided with such reasonable assurances as it may require. The Trustee thereafter will accept and rely upon any document executed by such member or

ARTICLE 3                                                                 PAGE 9
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


members as representing action by SIPCO until SIPCO will file with the Trustee a written revocation of such designation. SIPCO may adopt such by-laws or regulations as it deems desirable for the conduct of its affairs. SIPCO will keep minutes, records and other data as may be necessary for the proper administration of the Plan.

     3.05 CLAIMS REVIEW PROCEDURE. SIPCO will maintain a procedure under which any Participant or beneficiary (hereinafter in this Section called "claimant") whose claim for benefits under the Plan has been denied will receive written notice which clearly sets forth the specific reason or reasons for such denial, the specific plan provision or provisions on which the denial is based, any additional information necessary for the claimant to perfect the claim, if possible, an explanation of why such additional information is needed, and an explanation of the Plan's claim review procedure. Said procedure will allow a claimant at least 60 days after receipt of the written notice of denial to request a review of such denied claim, and SIPCO will make its decision based on such review within 60 days (120 days of special circumstances require more time) of its receipt of the request for review. The decision on review will be in writing and will clearly describe the reasons for SIPCO's decision. All decisions of SIPCO will be final and binding upon all the parties involved.

     3.06 POWER TO APPOINT ADVISERS. SIPCO may appoint such accountants, attorneys, investment advisers, Investment Managers, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan. Such accountants and attorneys may, but need not, be accountants and attorneys for the Company. SIPCO will be entitled to rely upon any opinions or reports which will be furnished to it by any such accountant, attorney or other specialist.

     3.07 EXPENSES. All necessary and reasonable expenses of administering the Plan and Trust, including the reasonable expenses and compensation of the Trustee, fees of attorneys, accountants, investment advisers, Investment Managers, and other consultants, brokerage fees, and expenses related to any Contract, will be paid out of the Trust's income, unless otherwise paid by the Company. Any taxes which the Trustee may be required to pay on behalf of the Fund will be paid out of the Trust, other than transfer taxes (which the Company will pay).

     3.08 DUTIES OF FIDUCIARIES. All fiduciaries under the Plan and Trust will act solely in the interests of the Participants and their beneficiaries and in accordance with the terms and provisions of the Plan and Trust insofar as such documents are consistent with ERISA, and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Any person may serve in more than one fiduciary capacity with respect to the Plan and Trust.

     3.09 LIABILITY OF MEMBERS. No member of SIPCO will incur any liability for any action or failure to act, excepting only liability for his own breach of fiduciary or co-fiduciary duty. The Company will indemnify each member of SIPCO and any Employee acting on its behalf against any and all claims, loss, damages, expense, and liability arising from any act or failure to act.

     3.10 ALLOCATION OF RESPONSIBILITY. The Board, the Senior Vice President and Director, Human Resources, SIPCO, and the Trustee possess certain specified powers, duties, responsibilities and obligations under the Plan and Trust. It is intended under this Plan and Trust that each be responsible solely for the proper exercise of its own functions and that each will not be responsible for any act or failure to act of another unless otherwise responsible for a breach of its own fiduciary duty or for breach of duty by another fiduciary under the rules of co-fiduciary responsibility. Generally, the Board will be responsible for appointing and removing members of SIPCO, and the Board or the Senior Vice President and Director, Human Resources will be responsible for amending and terminating the Plan and Trust.

ARTICLE 3                                                                PAGE 10
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


SIPCO is responsible for appointing and removing the Trustee and for administering the Plan as described herein; and the Trustee is responsible for the management and control of the Plan assets to the extent provided in the Trust. The Board or SIPCO may act to allocate or delegate fiduciary duties by designating persons and committees other than named fiduciaries to carry out fiduciary responsibilities under the Plan (other than trustee responsibilities as defined in ERISA section 405(c)(3)), but such action may be taken only in accordance with the following procedure:

          (a) Such action must be approved by at least a majority of the members of the Board or SIPCO, as the case may be;

          (b) If such action is not unanimously approved, the vote cast by each member for or against such action will be recorded as a part of the official minutes of the Board or SIPCO, as the case may be; and

          (c) Any delegation of fiduciary responsibilities or any allocation of fiduciary responsibilities among members of the Board or SIPCO may be modified or rescinded by the Board or SIPCO according to the procedure set forth in subsections (a) and (b).

ARTICLE 4                                                                PAGE 11
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


                                   ARTICLE 4.

                         ELIGIBILITY AND PARTICIPATION.

     4.01 ELIGIBILITY. Any Employee is eligible to become a Participant in the Plan on the first day of his employment.

     4.02 PARTICIPATION.

          (a) Each eligible Employee may become a Participant in the Plan by electing to defer a percentage of Qualifying Compensation and/or future Wage Dividends. Elections to defer a percentage of Qualifying Compensation and/or future Wage Dividends may be made on forms provided by SIPCO, by telephone, or by any other method approved by SIPCO. All elections to defer will remain in effect until revoked or modified. An election must direct that the Company Contribution to be paid to the Trustee on the Participant's behalf be allocated to one or more of the Funds listed in
     Section 7.01 in multiples of one (1) percent. If the Participant is a Match Eligible Participant, any Matching Contribution to be paid to the Trustee will be allocated to one or more of the Funds listed in Section 7.01 in the same manner as the Participant's Elective Contributions are (or would be) allocated on the date the Matching Contribution is received. Notwithstanding any provision herein to the contrary, (1) Elective and Matching Contributions paid to the Trustee on or after February 1, 2000 will not be allocated to the Colonial Newport Tiger Fund, and (2) a Participant's election to defer Elective Contributions into the Colonial Newport Tiger Fund that has not been revoked as of February 1, 2000 will be deemed to be an election to allocate the same percentage of Elective and Matching Contributions to the Fixed Income Fund, until such time, if ever, that the Participant revokes such election to defer Elective Contributions into the Colonial Newport Tiger Fund.

          (b) An eligible Employee may not defer any portion of Qualifying Compensation due and owing to the Employee after the pay date for the last pay period during which the Employee had his severance from service.

          (c) The right of an eligible Employee to defer a percentage of Wage Dividend will cease upon his severance from service with a Company; provided, however, that an Employee who

               (1) transfers to an Affiliated Company other than a Company maintaining the Plan;

          or

               (2) terminates employment at a time when he is eligible for a distribution under Section 9.02(a)(1)(B) ;

     may elect to defer a percentage of Wage Dividend earned during the Plan Year in which such transfer or termination occurs (and payable during the following Plan Year).

          (d) In the case of an eligible Employee who received a hardship distribution under a plan of Eastman Kodak Company or any Affiliated Company other than this Plan pursuant to the deemed necessary safe harbor hardship distribution rules of Treas. Reg. Section 1.401(k)-1(d)(2)(iv)(B), such eligible Employee's elections to defer a percentage of Qualifying Compensation or Wage Dividend will be suspended for the twelve-month period after the receipt of such hardship distribution. In addition, such eligible Employee will not make elective deferrals of Qualifying Compensation or Wage Dividend under this Plan in the year following the year of

ARTICLE 4                                                                PAGE 12
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================

     such hardship distribution in excess of the applicable limit under Code section 402(g) for such taxable year less the amount of the Employee's elective deferrals for the taxable year of the hardship distribution.

          (e) In the case of a Participant who receives a hardship distribution in accordance with Section 8.02 of this Plan, such Participant's elections to defer a percentage of Qualifying Compensation or Wage Dividend will be suspended for the twelve-month period after the receipt of such hardship distribution. In addition, such Participant will not make elective deferrals of Qualifying Compensation or Wage Dividend under this Plan in the year following the year of such hardship distribution in excess of the applicable limit under Code section 402(g) for such taxable year less the amount of the Participant's elective deferrals for the taxable year of the hardship distribution.

ARTICLE 5                                                                PAGE 13
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================

                                   ARTICLE 5.

                                 CONTRIBUTIONS.

     5.01 ELECTIVE CONTRIBUTIONS.

          (a) Deferrals of Qualifying Compensation.

               (1) Subject to the limits in Article 6, each eligible Employee may elect to have the Company contribute to the Trustee on his behalf any whole percentage or none of Qualifying Compensation, not to exceed 20% thereof.

               (2) An election to defer Qualifying Compensation, or to modify or revoke a current election, will be effective as soon as administratively practicable after such election is communicated to SIPCO in accordance with this Section.

               (3) Elective Contributions attributable to Qualifying Compensation will be paid over to the Trustee as soon as practicable after such amounts would have been paid to the Participants and will be credited to the Participants' Elective Contribution Accounts.

          (b) Deferrals of Wage Dividend.

               (1) Subject to the limits in Article 6, each eligible Employee (and each eligible former Employee described in Section 4.02(c)) may elect to have the Company contribute to the Trustee on his behalf any whole percentage or none of the amount of any Wage Dividend allocated to him and not attributable to amounts deferred under any plan other than this Plan.

               (2) An election to defer any Wage Dividend otherwise payable for any Plan Year is effective if communicated to SIPCO on or before December 30 of such Plan Year or such earlier date as SIPCO may determine and, after such date, is irrevocable for such Wage Dividend. A previously communicated and effective election to defer any Wage Dividend may be revoked or modified with respect to the Wage Dividend to be paid for any subsequent Plan Year by communicating a new election to SIPCO on or before December 30 of any such Plan Year or such earlier date as SIPCO may determine.

               (3) The Elective Contribution attributable to any Wage Dividend for a Fiscal Year will be paid over to the Trustee in the next succeeding Fiscal Year as soon as practicable after such amounts would have been paid to the Participants and will be credited to the Participants' Elective Contribution Accounts.

     5.02 MATCHING CONTRIBUTIONS.

          (a) Matching Contributions with Respect to Deferrals of Qualifying Compensation.

               (1) Each Participant who is accruing a cash balance benefit under Appendix N of the Kodak Retirement Income Plan during a payroll period and who has elected under Section 5.01 to defer a percentage of Qualifying Compensation that would otherwise have been paid to him during that payroll period will be eligible to receive a Matching Contribution with respect to his Elective Contribution attributable to such deferral.

ARTICLE 5                                                                PAGE 14
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================

               (2) Subject to the limits in Article 6, the amount of the Matching Contribution with respect to an Elective Contribution attributable to a deferral of Qualifying Compensation for a payroll period will equal the aggregate of :

                    (A) 100 percent of the Elective Contribution as does not
               exceed one (1) percent of the Qualifying Compensation that would otherwise have been paid to the Participant during that payroll period, and

                    (B) Fifty (50) percent of the Elective Contribution as
               exceeds one (1) percent, but does not exceed five (5) percent, of the Qualifying Compensation that would otherwise have been paid to the Participant during that payroll period.

          In the case of a Participant who is eligible for a Matching Contribution for a Plan Year under paragraph (1) above, who reaches the dollar limit on Elective Contributions under Section 6.02(a) before the end of the Plan Year solely on account of his Elective Contributions to the Plan, who has deferred five (5) percent or more of his Qualifying Compensation for the Plan Year before reaching such limit, and who is an Employee on December 30 of the Plan Year, the sum of his Matching Contributions for the Plan Year will not be less than three (3) percent of his Qualifying Compensation for the Plan Year.

               (3) The Company will pay the Matching Contributions due under this subsection (a) for each payroll period in cash to the Trustee as soon as practicable after the close of the payroll period, except that the Matching Contribution described in the last sentence of paragraph
          (2) above will be paid as soon as practicable after the close of the Plan Year. Such Matching Contributions will be credited to the Participant's Matching Contribution Account.

               (4) No Participant is eligible for Matching Contributions with respect to any Elective Contributions attributable to Qualifying Compensation that would otherwise have been paid to him before January 1, 2000.

          (b) Matching Contributions with Respect to Deferrals of Wage Dividend.

               (1) Each Participant who is accruing a cash balance benefit under Appendix N of the Kodak Retirement Income Plan during a Plan Year and who has elected under Section 5.01 to defer a percentage of his Wage Dividend earned for such Plan Year will be eligible to receive a Matching Contribution with respect to his Elective Contribution attributable to such deferral.

               (2) Subject to the limits in Article 6, the amount of the Matching Contribution with respect to an Elective Contribution attributable to a deferral of a Wage Dividend for a Plan Year will equal the aggregate of :

                    (A) 100 percent of the Elective Contribution as does not
               exceed one (1) percent of the Wage Dividend that would otherwise have been paid to the Participant for such Plan Year, and

                    (B) Fifty (50) percent of the Elective Contribution as
               exceeds one (1) percent, but does not exceed five (5) percent , of the Wage Dividend that would otherwise have been paid to the Participant for such Plan Year.

ARTICLE 5                                                                PAGE 15
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================

          (3) The Company will pay the Matching Contributions due under this subsection (b) in cash to the Trustee as soon as practicable after the undeferred portion of the Wage Dividend is paid to the Participant. Such Matching Contributions will be credited to the Participant's Matching Contribution Account.

          (4) No Participant is eligible for a Matching Contribution with respect to an Elective Contribution attributable to a Wage Dividend earned before January 1, 2000.

          (c) Match Eligible Participant. A Participant eligible to receive a Matching Contribution with respect to a deferral pursuant to this Section
     5.02 is referred to as a "Match Eligible Participant" with respect to such deferral.

          (d) Contingent on Deductibility. Matching Contributions are made on the condition that they are deductible under section 404 of the Code for the taxable year with respect to which the contributions are made.

     5.03 ROLLOVERS. Notwithstanding the limitations on contributions under Articles 5 and 6, the Trustee may, in accordance with uniform rules adopted by SIPCO, receive on behalf of any:

          (a) Employee, any eligible rollover distribution (as defined in Code section 401(a)(31)(C)) from an employee plan qualified under Code section 401(a); provided, however, that:

               (1) the amount to be rolled over is at least $500 and is in the form of cash or a cash equivalent;

               (2) the amount to be rolled over is received by the Trustee within two years of the Employee's date of hire;

               (3) the Trustee receives the amount to be rolled over:

                    (A) through a direct transfer at the Employee's election (as provided in Code section 401(a)(31));

                    (B) within 60 days after direct receipt by the Employee; or

                    (C) within 60 days after distribution to the Employee from an individual retirement account in which the amount was deposited in accordance with Code section 408(d)(3);

               (4) the amount to be rolled over is attributable to an employee plan sponsored by the Employee's prior employer and is attributable to the Employee's employment with the prior employer (although the amount may include rollover contributions made on the Employee's behalf to the prior employer's plan);

               (5) the amount to be rolled over is attributable solely to employer contributions (including elective contributions under a Code section 401(k) arrangement) and/or earnings on employee contributions under a qualified plan; and

               (6) SIPCO must be satisfied that the rollover cannot adversely affect the qualification of the Plan under Code section 401(a) or of the Trust under Code section 501(a).

ARTICLE 5                                                                PAGE 16
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================

          (b) Retirement Eligible Participant whose employment terminates (whether or not in accordance with Section 9.07) on or after October 31, 1997, any eligible rollover distribution (as defined in Code section 401(a)(31)(C)) from the Kodak Retirement Income Plan; provided, however, that:

               (1) the Participant's election to make a rollover contribution in accordance with the terms of this Section 5.03(b) is made prior to the date his employment terminates or as soon as practicable thereafter;

               (2) the Participant's Account is at least $1 during the entire period that begins on the date his employment terminates and ends on the date the amount to be rolled over is received by the Trustee;

               (3) the amount to be rolled over is at least $500 and is in the form of cash or a cash equivalent;

               (4) the amount to be rolled over is received by the Trustee within six months of the Participant's termination of employment;

               (5) the Trustee receives the amount to be rolled over through a direct transfer at the Participant's election (as provided in Code section 401(a)(31)); and

               (6) SIPCO must be satisfied that the rollover cannot adversely affect the qualification of the Plan under Code section 401(a) or of the Trust under Code section 501(a).

          (c) Participant other than a Retirement Eligible Participant whose employment terminates (whether or not in accordance with Section 9.07) on or after January 31, 1998, any eligible rollover distribution (as defined in Code section 401(a)(31)(C)) from the Kodak Retirement Income Plan; provided, however, that:

               (1) the Participant is not required to receive a distribution in accordance with Section 9.01(a)(2), and he has an Account of at least $1 during the entire period beginning on the date his employment terminates and ending on the date the amount to be rolled over is received by the Trustee;

               (2) the Participant's election to make a rollover contribution in accordance with the terms of this Section 5.03(c) is made prior to the first day of the fourth month after his termination is processed;

               (3) the amount to be rolled over is at least $500 and is in the form of cash or a cash equivalent;

               (4) the amount to be rolled over is received by the Trustee within six months of the date the Participant's termination of employment is processed;

               (5) the Trustee receives the amount to be rolled over through a direct transfer at the Participant's election (as provided in Code section 401(a)(31)); and

               (6) SIPCO must be satisfied that the rollover cannot adversely affect the qualification of the Plan under Code section 401(a) or of the Trust under Code section 501(a).

ARTICLE 5                                                                PAGE 17
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================

     Notwithstanding any provision herein to the contrary, (i) effective February 1, 1998 through and including April 8, 1999, rollovers cannot be made into the Skyline Special Equity Fund, (ii) effective March 23, 1999 through and including March 31, 2000, rollovers cannot be made into the Colonial Newport Tiger Fund, and (iii) effective October 30, 1999 through and including March 31, 2000, rollovers cannot be made into the Templeton Developing Markets, State Street Emerging Markets Index (EMFI ex-Maylasia, with 15% cap), and Acorn International Funds.

ARTICLE 6                                                                PAGE 18
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================

                                   ARTICLE 6.

                            LIMITS ON CONTRIBUTIONS.

     6.01 AGGREGATE PERCENTAGE LIMIT ON ELECTIVE CONTRIBUTIONS. In no event will an election result in a contribution which is greater than 20% of the aggregate of the Participant's Wage Dividend and Qualifying Compensation which might otherwise be deferred under the Plan.

     6.02 DOLLAR LIMIT ON ELECTIVE CONTRIBUTIONS.

          (a) In no event may Elective Contributions for any Participant for any calendar year exceed $7,000 as indexed under Code section 402(g).

          (b) If the Elective Contribution to this Plan on behalf of a Participant, in combination with all other elective deferrals as defined in Code section 402(g)(3) under all other plans of the Company or an Affiliated Company on behalf of that Participant exceed the amount determined under subsection (a), the Company and the affected Affiliated Company will determine the amount of the excess attributable to each plan and, at the direction of the Company, the affected plan other than this Plan will distribute the excess on or before April 15 of the following year.

     6.03 LIMIT ON ELECTIVE CONTRIBUTIONS FOR "HIGHLY-COMPENSATED EMPLOYEES."

          (a) The Elective Contributions for all "highly-compensated employees" eligible to participate in the Plan will, if necessary, be suspended or reduced so that either of the following tests is satisfied for each Plan
     Year:

               (1) The "average actual deferral percentage" of the "highly-compensated employees" eligible to participate in the Plan is not more than 1.25 multiplied by the "average actual deferral percentage" of all other Employees eligible to participate; or

               (2) The "average actual deferral percentage" of the "highly-compensated employees" eligible to participate is not more than 2.0 times the "average actual deferral percentage" of all other Employees eligible to participate or, if less, the "average actual deferral percentage" of the "highly-compensated employees" eligible to participate does not exceed the "average actual deferral percentage" of all other Employees eligible to participate by more than two (2) percentage points.

          (b) If, at the end of any Plan Year, neither of the tests set forth in subsection (a) is satisfied, distributions of the Elective Contributions for the Plan Year (with earnings through the end of the Plan Year) in excess of the maximum permitted deferral percentage will be made to "highly-compensated employees." The maximum permitted deferral percentage is reached by reducing Elective Contributions on behalf of the "highly-compensated employee" with the greatest dollar amount of Elective Contributions until one of the tests in subsection (a) is met or until such Participant's Elective Contributions equal the amount of Elective Contributions of the Participant who is the "highly-compensated employee" with the second greatest dollar amount of Elective Contributions. If further limitations are required, then both such Participants' Elective Contributions will be reduced until one of the tests in subsection (a) is met or until the two Participants' Elective Contributions are reduced to the same amount as the Participant who is the "highly-compensated employee" with the third greatest dollar amount of Elective Contributions, and such reductions will continue to be made in a similar manner for the Participants who are

ARTICLE 6                                                                PAGE 19
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


     "highly-compensated employees" with the greatest dollar amounts of Elective Contributions until one of the tests in subsection (a) is satisfied.

     6.04 LIMIT ON MATCHING CONTRIBUTIONS FOR "HIGHLY-COMPENSATED EMPLOYEES."

          (a) The Matching Contributions for all "highly-compensated employees" eligible to participate in the Plan will, if necessary, be suspended or reduced so that one of the following tests is satisfied for each Plan Year:

               (1) The "average actual contribution percentage" of the "highly-compensated employees" eligible to participate in the Plan is not more than 1.25 multiplied by the "average actual contribution percentage" of all other Employees eligible to participate; or

               (2) The "average actual contribution percentage" of the "highly-compensated employees" eligible to participate is not more than 200 percent of the "average actual contribution percentage" of all other Employees eligible to participate, or, if less, the "average actual contribution percentage" of the "highly-compensated employees" eligible to participate does not exceed the "average actual contribution percentage" of all other Employees eligible to participate by more than two (2) percentage points.

     For purposes of this Section 6.04, the only Employees taken into account will be Employees who are Match Eligible Participants with respect to one or more deferrals for the Plan Year.

          (b) If, at the end of any Plan Year, none of the tests set forth in subsection (a) is satisfied, distributions of Matching Contributions for the Plan Year (with earnings through the end of the Plan Year) in excess of the maximum permitted contribution percentage will be made to "highly-compensated employees." The maximum permitted contribution percentage is reached by reducing Matching Contributions on behalf of the "highly-compensated employee" with the greatest dollar amount of Matching Contributions until one of the tests in subsection (a) is met or until such Participant's Matching Contribution is reduced to the same level as the Participant who is the "highly-compensated employee" with the second greatest dollar amount of Matching Contribution. If further limitations are required, then both such Participants' Matching Contributions will be reduced until one of the tests in subsection (a) is met or until the two Participants' Matching Contributions are reduced to the same level as the Participant who is the "highly-compensated employee" with the third greatest dollar amount of Matching Contributions, and such reductions will continue to be made in a similar manner for the Participants who are "highly-compensated employees" with the greatest dollar amounts of Matching Contributions until one of the tests in subsection (a) is satisfied.

     6.05 MULTIPLE USE OF ALTERNATIVE LIMITATIONS.

          (a) Notwithstanding anything to the contrary in this Article 6, if, with respect to a Plan Year (or other period to the extent allowed by applicable law or regulation), (1) the actual deferral percentage for eligible "highly compensated employees" exceeds 125% of the actual deferral percentage for all other eligible Employees, and (2) the average contribution percentage for eligible "highly compensated employees" exceeds 125%of the average contribution percentage for all other eligible Employees, then the sum of the actual deferral percentage for the eligible "highly compensated employees" and the average contribution percentage for the eligible "highly compensated employees" may not exceed the greater of
     (1) or (2), below

ARTICLE 6                                                                PAGE 20
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


               (1) The sum of:

                    (A) 125% of the greater of (I)the "average actual deferral percentage" for all other eligible Employees, or (II) the "average actual contribution percentage" for all other eligible Employees, and

                    (B) two percentage points plus the lesser of (I) or (II) in subparagraph (A), above; provided that in no event will the amount in this subparagraph (B) exceed 200% of the greater of (I) or (II) in subparagraph (A), above; or

               (2)      The sum of

                    (A) 125% of the lesser of (I) the "average actual deferral percentage" for all other eligible Employees, or (II) the "average actual contribution percentage" for all other eligible Employees, and

                    (B) two percentage points plus the greater of (I) or (II) in subparagraph (A), above; provided that in no event will the amount in this subparagraph (B) exceed 200% of the greater of (I) or (II) in subparagraph (A), above;

          (b) If the aggregate limit imposed by subsection (a), above, is exceeded, the "average actual contribution percentage" of the "highly compensated employees" will be adjusted in accordance with applicable law and regulation until the plan satisfies the limit imposed by subsection
     (a), above. The reductions required under this subsection (b) will be treated as excess Matching Contributions and will be distributed in accordance with Section 6.04.

          (c) The intent of this Section 6.05 is to prevent a multiple use by the Plan of the alternative limits set forth in section 401(k)(3)(A)(ii)(II) and section 401(m)(2)(A)(ii) of the Code in accordance with section 1.401(m)-2 of the Treasury Regulations. Accordingly, should the Internal Revenue Service issue regulations or other published guidance that differs significantly from the rules set forth in this Section 6.05, this Section 6.05 will be superseded by the rules set forth in any such regulation or other published guidance and the Plan will be administered as if the regulation or other published guidance were incorporated into this Plan, regardless of the date the Plan is actually amended to comply with the regulations or other guidance.

     6.06 DEFINITIONS AND RULES OF CONSTRUCTION APPLICABLE TO SECTIONS 6.03,
6.04 AND 6.05.

          (a) "Average actual contribution percentage" - for a specified group of Employees for a Plan Year, the average of the ratios (calculated separately for each Employee in such group) of the amount of Matching Contributions actually paid over to the Trust on behalf of each such Employee for each Plan Year to the Employee's "compensation" for such Plan Year. A Matching Contribution attributable to the deferral of all or part of a Wage Dividend will be considered, for this purpose, a Matching Contribution for the Plan Year with respect to which the Wage Dividend was earned, rather than for the Plan Year during which the Wage Dividend was paid, provided that the Wage Dividend would have been received by the Participant within two and one-half months after the close of the Plan Year but for the Participant's election to defer all or part of the Wage Dividend. For purposes of this Section 6.04, Matching Contributions for any highly-compensated employee will include all matching contributions and employee contributions under Code section 401(m) made by such highly-compensated employee to any plan of the Company and any Affiliated Company for such Plan Year.

ARTICLE 6                                                                PAGE 21
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


          (b) "Average actual deferral percentage" - for a specified group of Employees for a Plan Year, the average of the ratios (calculated separately for each Employee in such group) of the amount of Elective Contributions actually paid over to the Trust on behalf of each such Employee for each Plan Year to the Employee's "compensation" for such Plan Year. An Elective Contribution attributable to the deferral of all or part of a Wage Dividend will be considered, for this purpose, an Elective Contribution for the Plan Year with respect to which the Wage Dividend was earned, rather than for the Plan Year during which the Wage Dividend was paid, provided that the Wage Dividend would have been received by the Participant within two and one-half months after the close of the Plan Year but for the Participant's election to defer all or part of the Wage Dividend. For purposes of this
     Section 6.03, Elective Contributions for any highly-compensated employee will include all elective deferrals under Code section 401(k) made by such highly-compensated employee to any plan of the Company and any Affiliated Company for such Plan Year.

          (c) "Compensation" - the Participant's compensation defined in any manner which satisfies Code section 414(s); provided, however, that "compensation" will not exceed $150,000 (as adjusted each year under Code section 401(a)(17) to the compensation limit effective January 1 of that Plan Year)

          (d) "Highly-compensated employee" - the same meaning as that provided under Code section 414(q) and regulations thereunder.

     6.07 MAXIMUM "ANNUAL ADDITIONS."

          (a) In no event will "annual additions" made on behalf of a Participant for any "limitation year" be greater than the lesser of

               (1) 25% of the Participant's "compensation" for the "limitation year," or

               (2) $30,000 (as indexed in accordance with section 415(d)(1)(C) of the Code).

     If as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's "compensation," a reasonable error in determining the amount of elective deferrals as defined in Code section 402(g)(3) under this Plan or any other plan of the Company or a "related company," or under the limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth in this sentence, the allocation of "annual additions" under the terms of the Plan for a particular Participant would cause the limitations of Code section 415 applicable to that Participant for the "limitation year" to be exceeded, the excess amounts will not be deemed to be "annual additions" in that "limitation year" if the excess amounts in the Participant's Account consisting of Company contributions and any increment attributable thereto will be paid to the Participant as soon as administratively feasible.

          (b) For purposes of this Section, the following definitions and rules of interpretation will apply:

               (1) "Annual additions" - the sum for a "limitation year" of contributions made on behalf of a Participant under this Plan or any defined contribution plan maintained by the Company or a "related company." "Annual additions" will consist of Elective Contributions, including deferrals of all or a portion of the Wage Dividend in the "limitation year" with respect to which the Wage Dividend was earned, rather than in the "limitation

ARTICLE 6                                                                PAGE 22
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


          year" during which the Wage Dividend was paid, Matching Contributions, other Company contributions, and forfeitures allocated to the Participant, and any after-tax contributions made by the Participant. In addition, "annual additions" will include contributions allocated to any individual medical account as defined in Code section 415(l) and amounts attributable to medical benefits allocated to an account under Code section 419A(d)(1); provided, however, that the percentage limitation of subsection (a)(1) above will not apply to any such contribution after the Participant separates from service or to any contribution described in Code section 419A(d)(1).

               (2) "Compensation" - with respect to a "limitation year," a Participant's compensation as defined in any manner permitted under Treasury regulation section 1.415-2(d), taking into account Code section 415(c)(3)(D), and including the Wage Dividend in the "limitation year" during which the Wage Dividend is paid, rather than in the "limitation year" with respect to which the Wage Dividend was earned.

               (3) "Limitation year" - the calendar year.

               (4) "Related company" - any corporation which is a member of a controlled group of corporations (as defined in Code section 414(b) as modified by section 415(h)) which includes the Company, or any trades or businesses (whether or not incorporated) which are under common control (as defined in Code section 414(c) as modified by section 415(h)) with the Company, or a member of an affiliated service group (as defined in Code section 414(m)) which includes the Company, or any organization or arrangement required to be aggregated with the Company pursuant to regulations under Code section 414(o).

               (5) If the Participant also participates under any other qualified defined contribution plan maintained by the Company or a "related company," all such defined contribution plans will be considered as one defined contribution plan.

     6.08 SIPCO'S POWER TO LIMIT CONTRIBUTIONS. SIPCO has the authority to further reduce the Elective Contribution and/or the Matching Contribution for any or all Participants to protect the tax qualification of the Plan and for reasons of administrative convenience.

ARTICLE 7                                                                PAGE 23
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


                                   ARTICLE 7.

                              INVESTMENT OF FUNDS.

     7.01 THE FUNDS.

          (a) The funds representing Contributions into the Plan will be placed with the Trustee in accordance with the terms of the Trust.

          (b) The Trustee will maintain within the Trust a variety of funds providing employees with a wide range of investment options. These funds will fit into one of three broad categories:

               (1) Time Horizon Funds. Three pre-mixed asset allocation funds will each have a different but relatively stable asset allocation of various securities including U.S. and non-U.S. stocks, bonds, and other financial securities. SIPCO will determine the sub-allocations within the equity and fixed income portions. The target allocations for the three funds are as follows:

                    (A) Fund I will be 55% fixed income and 45% equity. The fund will be rebalanced at least annually to maintain this allocation, or more frequently if the market moves the allocation beyond 10% on either side of the target range (i.e. if equities go beyond 55% or below 35% of the portfolio);

                    (B) Fund II will be 25% fixed income and 75% equity. The
               fund will be rebalanced at least annually to maintain this allocation, or more frequently if the market moves the allocation beyond 10 % on either side of the target range (i.e. if equities go beyond 85% or below 65% of the portfolio); and

                    (C) Fund III will be 100% equity.

               (2) Core funds. The Core category will contain six funds:

                    (A) Kodak Stock Fund will consist almost entirely of common shares of Eastman Kodak Company;

                    (B) Fixed Income Fund will primarily consist of one or more
               Contracts with one or more Financial Institutions; pursuant to which, the return of principal and interest thereon will be guaranteed by the Financial Institution and/or by investments in one or more investment-grade, fixed-income securities;

                    (C) The Lehmann Brothers Aggregate Bond Index - a primary
               investment grade, broad bond index;

                    (D) The Standard and Poors 500 Index;

                    (E) The Russell 2000 Index; and

                    (F) The non U.S. Stock index - a cap weighted blend of the
               Morgan Stanley Capital International Europe, Asia and Far East Index (EAFE) and a broad emerging markets index.

ARTICLE 7                                                                PAGE 24
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


               (3) Managed Fund Window. A selection of 27 primarily managed funds which is representative of the broad range of investment offerings found in the retail mutual fund market. These would comprise the following market segments: U. S. Equity markets including large through small cap sectors as well as a variety of specialty funds, the non-U.S. equity markets including both developed and emerging markets as well as large and small cap, and the fixed income markets, such as the U.S. and non-U.S., and which may include some specialty areas such as High Yield. The following funds will be included in this window: T. Rowe Price Equity Income, Fidelity Growth and Income, Putnam Investors, Putnam Vista, PBHG Growth, Skyline Special Equity, Putnam OTC & Emerging Growth, T. Rowe Price Small Cap Value, MAS Value, Rogers Casey Smaller Stock Fund, MFS Institutional Research Fund, Putnam Voyager, T. Rowe Price Science and Technology, T. Rowe Price New Era, Cohen & Steers Realty, First Eagle Fund of America, T. Rowe Price Blue Chip Growth, Fidelity Puritan, Morgan Stanley Dean Witter Institutional International Equity, Templeton Developing Markets, State Street Emerging Markets Index (EMFI ex-Maylasia, with 15% cap), Colonial Newport Tiger (until and including March 31, 2000), Matthews Pacific Tiger Fund I (beginning April 1, 2000), Scudder Latin America, Russell International Fund, Acorn International, PIMCO Total Return, MAS High Yield.

     7.02 LIQUID INVESTMENTS. In addition, the Trustee is authorized to keep any portion of any of the foregoing Funds as it may deem advisable from time to time in cash or liquid investments.

     7.03 VALUE OF THE FUNDS. The Trustee will determine the value of each Fund as of the Valuation Date. In the case of the Funds described in Section 7.01 other than the Fixed Income Fund, such value will be equal to the market value of the securities, mutual fund shares, participation interests in commingled trust funds, limited partnerships, and other investments in such Fund, cash, interest, dividends, and other sums received and accrued but not yet invested. Securities and assets which in the opinion of the Trustee cannot be fairly valued by any of the above methods will be valued by such means as the Trustee deems appropriate taking into consideration all factors usually considered in valuing such assets such as book value and earnings statements.

     In the case of the Fixed Income Fund, pursuant to each Contract, the Trustee will value the amounts in the Fixed Income Fund delivered to and held by the Trustee on each Valuation day. If any amount in the Fixed Income Fund is retained in cash or liquid investments, then such amount will be valued by the Trustee in accordance with the preceding paragraph and included in the value of the Fixed Income Fund.

     7.04 UNITS AND UNIT VALUE. The value of a Participant's Account in each Fund will be expressed in units of participation. The value of each unit will be determined as of the Valuation Date by dividing the total market value of each Fund by the total number of units and fractional units in such Fund as of that date.

     7.05 USE OF UNITS. The number of units and fractional units to be credited to a Participant's Account in any Fund on any day on which additional sums are deposited in such Fund for such Participant will be determined by dividing the amount of such sums by the value of a unit in such Fund on the Valuation Date immediately preceding such day. The value of any units in a Participant's Account on any day on which units are to be liquidated for such Participant will be determined by multiplying the number of units and fractional units to be liquidated in any of the Funds by the value of a unit in such Fund on the Valuation Date.

ARTICLE 7                                                                PAGE 25
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


     7.06 EXTENT OF CALCULATIONS. Calculations of the value of a unit and of any number of units whenever made pursuant to the provisions of this Plan will be carried to the fourth decimal place.

     7.07 TRANSFER AMONG FUNDS

          (a) Except as provided in (b) below, each Participant may elect to have all or any portion of his Account in any Funds liquidated and transferred to any other Fund or Funds; provided, however, that if the Participant has an outstanding loan balance attributable to a loan made pursuant to Section 8.03 before January 1, 1994, no transfer from the Kodak Stock Fund or the Smaller Stock Fund (or any successor thereto) will be permitted which would reduce the combined amounts held in those Funds to less than twice the amount of the outstanding balance attributable to such loans. An election to transfer may be communicated to SIPCO, on or before any Valuation Date, provided that the manner and timing of such communication is in accordance with uniform rules adopted by SIPCO. Any transfer made pursuant to such an election will be effective as of the close of business on such Valuation Date and will be implemented as soon as possible after such Valuation Date.

          (b) Notwithstanding any provision herein to the contrary:

               (1) effective April 1, 2000, a Participant who transfers all or any portion of his Account into any of the following Funds, may not transfer any portion of his Account out of the Fund into which he made such transfer, or reallocate his Account among any Funds provided under the Plan, until the first business day after the seventh calendar day following the effective date of such transfer into the
          Fund: the Funds to which this Section 7.07(b)(1) applies are the Kodak Stock, Fixed Income, non U.S. Stock index, Morgan Stanley Dean Witter Institutional International Equity, Templeton Developing Markets, State Street Emerging Markets Index (EMFI ex-Maylasia, with 15% cap), Matthews Pacific Tiger Fund I, Scudder Latin America, Russell International and Acorn International Funds. The provisions of this
          Section 7.07(b)(1) shall not in any way affect the ability of Participants to transfer into and out of the Time Horizon Funds, or to take a distribution, loan or hardship withdrawal in accordance with the provisions of the Plan.

               (2) (i) effective February 1, 1998 through and including April 8, 1999, transfers cannot be made into the Skyline Special Equity Fund,
          (ii) effective March 23, 1999 through and including March 31, 2000, transfers cannot be made into the Colonial Newport Tiger Fund, and
          (iii) effective October time,30, 1999 through and including March 31, 2000, transfers cannot be made into the Templeton Developing Markets, State Street Emerging Markets Index (EMFI ex-Maylasia, with 15% cap), and Acorn International Funds.

     7.08 SPECIAL PROVISIONS

Effective April 1, 2000, The Colonial Newport Tiger Fund will not be an investment option available under the Plan. Participants in the Fund will be given at least 30 days to elect, in the manner determined by SIPCO, whether the balance of their Accounts in the Colonial Newport Tiger Fund on March 31, 2000 will be transferred into the Matthews Pacific Tiger Fund I or the Fixed Income Fund. In the event that no such election is received by SIPCO on or before March 29, 2000, a Participant's balance in the Colonial Newport Tiger Fund on March 31, 2000, if any, will be transferred into the Fixed Income Fund, effective April 1, 2000.

ARTICLE 8                                                                PAGE 26
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


                                   ARTICLE 8.

                             WITHDRAWALS AND LOANS.

     8.01 WITHDRAWALS ON OR AFTER AGE 59-1/2. A Participant who has attained age 59-1/2 may, in a manner approved by SIPCO, elect to receive, while still employed, a distribution in cash of the total value of his Account. A Participant who has attained age 59-1/2 and who submits satisfactory proof that the distribution is to be made on account of an immediate and heavy financial need as defined in Section 8.02(b) may, in a manner approved by SIPCO, elect to receive, while still employed, a distribution in cash of the amount determined under Section 8.02.

     8.02 HARDSHIP WITHDRAWALS.

          (a) SIPCO will authorize a hardship withdrawal by any Participant who is then an Employee if, in accordance with uniform and nondiscriminatory procedures and standards applicable to all Participants similarly situated, such Participant applies for a hardship withdrawal in a manner approved by SIPCO and submits satisfactory proof that:

               (1) the requested hardship withdrawal is to be made on account of an immediate and heavy financial need of the Participant; and

               (2) the requested hardship withdrawal is necessary to satisfy such financial need.

          (b) The requirement that a Participant prove the existence of an immediate and heavy financial need will be satisfied only where the Participant proves that the entire amount of the hardship withdrawal in excess of the amount to compensate for Federal tax withholding will be expended for:

               (1) payments needed to obtain medical care of the type described in Code section 213(d) for the Participant, the Participant's spouse, or any of the Participant's dependents (as defined in Code section
          152);

               (2) medical care expenses of the type described in Code section 213(d) previously incurred by the Participant, the Participant's spouse, or any of the Participant's dependents (as defined in Code section 152);

               (3) purchase (excluding mortgage payments), including construction, of a principal residence of the Participant;

               (4) payment of tuition, room and board, fees, books, supplies or equipment required for courses of instruction for the next twelve months of post-secondary education for the Participant, or for the Participant's spouse, children or dependents (as defined in Code section 152); or

               (5) payments needed to prevent the eviction of the Participant from his principal residence or foreclosure of the mortgage on the Participant's principal residence.

          (c) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

ARTICLE 8                                                                PAGE 27
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


               (1) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by Eastman Kodak Company or an Affiliated Company;

               (2) The Participant is prohibited, under the terms of the Plan or a legally enforceable agreement, from making elective deferrals and employee contributions to the Plan and all other plans maintained by Eastman Kodak Company or an Affiliated Company for at least 12 months after receipt of the hardship distribution. For this purpose the phrase "all other plans maintained by Eastman Kodak Company or an Affiliated Company" means all qualified and nonqualified plans of deferred compensation maintained by Eastman Kodak Company or an Affiliated Company. The phrase includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of section 125 of the Code. However, it does not include the mandatory employee contribution portion of a defined benefit plan. It also does not include a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of section 125 of the Code;

               (3) The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);

               (4) All plans maintained by Eastman Kodak Company or an Affiliated Company provide that the Participant may not make elective deferrals described in Code section 401(k) in the year following the year of such hardship distribution in excess of the applicable limit under Code section 402(g) for such taxable year less the amount of the Participant's elective deferrals for the taxable year of the hardship distribution; and

               (5) The Participant does not direct that the hardship distribution be directly rolled over in accordance with Section 10.03.

          (d) The amount of the hardship withdrawal authorized by SIPCO will be the smallest of the following amounts:

               (1) the amount requested by the Participant;

               (2) the balance in the Participant's Elective Contribution Account (exclusive of earnings);

               (3) the balance in the Participant's Elective Contribution Account as of December 31, 1988, adjusted by subsequent Elective Contributions (exclusive of earnings) and subsequent hardship withdrawals; and

               (4) the balance in a Participant's Elective Contribution Account in excess of the sum of (A) twice the unpaid balance of loans granted before January 1, 1994, plus (B) the unpaid balance of loans granted since December 31, 1993.

     In the case of a Participant with a Rollover Account greater than zero, the balance in his Rollover Account will also be available for the hardship withdrawal. Consequently, in determining the maximum amount of the hardship withdrawal under this subsection (d), the balance in his Rollover Account will be added to the amounts described in paragraphs (2), (3), and (4) above. In making

ARTICLE 8                                                                PAGE 28
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


     the hardship withdrawal, the Participant's Rollover Account will be exhausted before any amounts are withdrawn from his Elective Contribution Account.

          (e) Authorized hardship withdrawals will be paid in accordance with uniform rules adopted by SIPCO. A Participant's ability to make elections pursuant to Section 5.01 will be suspended for two years if it is determined that a hardship withdrawal by the Participant had been authorized by SIPCO on the basis of a willful misrepresentation by the Participant.

          (f) The amount distributed to a Participant pursuant to a hardship withdrawal that, after such distribution, does not actually materialize (for example, because the purchase of a principal residence falls through) may be directly rolled back into the Plan, provided all requirements for a rollover under Code section 402(a) are met, as determined by SIPCO.

     8.03 LOANS.

          (a) SIPCO may in its discretion and on a uniform and nondiscriminatory basis, direct the Trustee to lend money to any borrower who is a party in interest as defined in ERISA section 3(14), subject to such rules and procedures as SIPCO may prescribe, and subject to the following conditions:

               (1) An application for a loan by a borrower will be made in a manner approved by SIPCO, whose action thereon will be final. In deciding whether to approve or deny a borrower's loan application, SIPCO will take into account the terms and conditions of this Section, any other rules it may develop pursuant to this Section and any applicable legal requirements;

               (2) Loans will be made only from a Participant's Elective Contribution and Rollover Accounts.

               (3) No loan will be made to the extent that such loan, when added to the outstanding balance of all other loans to the borrower, would exceed the smaller of

                    (A) 50 percent of the current dollar value of the units
               credited to the borrower's Account (such current dollar value to be determined as of the Valuation Date on which the loan is approved): and

                    (B) $50,000 reduced by the excess, if any, of the highest
               outstanding balance of loans to the borrower during the one year period ending on the day before the loan is made over the outstanding balance of loans to the borrower on the date the loan is made.

          In determining whether the loan limits described in subparagraphs (A) and (B) are satisfied, all loans from all plans of the Company and any Affiliated Company will be aggregated;

               (4) SIPCO may from time to time prescribe the minimum amount of any loan made pursuant to the terms of this Section, or limit the number of loans borrowers may have outstanding at the same time;

ARTICLE 8                                                                PAGE 29
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


               (5) The period of repayment for any loan will be determined by SIPCO, but in no event will such period exceed five years. Notwithstanding such period of repayment, the entire loan balance will become due and payable at the time a distribution of the total value of the Participant's Account is made in accordance with the first sentence of Section 8.01 or Article 9, or the borrower terminates employment, whichever occurs first;

               (6) Each loan will be made against collateral being the assignment of the borrower's entire right, title and interest in and to the Plan, supported by the borrower's collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee, and/or such other collateral as SIPCO may require; and

               (7) Each loan will bear interest at a rate fixed by SIPCO. The rate will be commensurate with the rates charged by persons in the business of lending money for loans which would be made under similar circumstances, and may vary for loans granted at different times.

          (b) Loans to a borrower will be made from each of the Funds listed in
     Section 7.01 in which units are credited to his Elective Contribution and Rollover Accounts and which have been designated by SIPCO as available as a source of loans, and the amount to be loaned from such Fund will be that portion of the aggregate amount to be borrowed by him which the value of the units credited to his Elective Contribution and Rollover Accounts in the lending Fund will bear to the aggregate value of all units credited to his Elective Contribution and Rollover Accounts in such Funds. Loan notes are assets of the borrower's Account, and not of the Funds, and borrowed amounts are not credited with earnings or losses until repaid.

          (c) Payment of Notes:

               (1) All loans will be amortized by substantially equal installment payments made at least quarterly, subject to a right of prepayment. If applicable and permitted by law, a borrower will be required to authorize payroll withholding in the amount of each installment as a condition precedent to approval of a loan.

               (2) Any amounts payable pursuant to Section 8.01, Article 9 or
          Section 10.01 from the Account of any borrower whose note is held in any Fund will first be applied toward the payment of such note. In such event, the value of such borrower's Account in the Plan will be reduced by the total amount then due in respect of principal and interest on his note, and such notes will be deemed paid to the extent of such reduction and the borrower will remain liable for any deficiency. This application of a portion of a borrower's Account to the payment of an outstanding note will be deemed a distribution from the Funds pursuant to Section 8.01, Article 9 or Section 10.01, as appropriate.

               (3) If a payment on a loan is not made within 60 days of the date payment is due, the loan will be in default. The Trustee will have the right to accelerate payment of the loan and any interest thereon, and to exercise all other rights or remedies it may have as a creditor. However, the Trustee may not foreclose on a note or attach any security prior to the occurrence of a distributable event for purposes of Code section 401(k) and the regulations promulgated thereunder. SIPCO may from time to time establish limits on the ability of borrowers who have defaulted on any loan made under this Section to borrow additional amounts from the Plan. Any principal and interest that remain payable at the

ARTICLE 8                                                                PAGE 30
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


          time a borrower or his beneficiary becomes entitled to a distribution of funds pursuant to Article 9 or Article 10 will be paid in accordance with Section 8.03(c)(2).

               (4) Notwithstanding anything contained in this Section 8.03 to the contrary, any borrower who is on a military leave of absence from the Company, either without pay or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of his or her loan, and who is not otherwise in default with respect to such loan, may suspend payments during such leave for a period not to exceed one year, provided that the installment payments due after the leave ends (or, if earlier, after the first year of the leave) must not be less than those required under the terms of the original loan and the loan must be repaid by the latest date permitted under Code section 72(p)(2)(B).

     8.04 NOTICE AND WAIVER OF NOTICE. When a Participant indicates an interest in obtaining a withdrawal under Section 8.01 or 8.02, no more than 90 days and at least 30 days before the date of the withdrawal, SIPCO will provide the Participant notice of any right to defer distribution under Section 9.01(a)(1), of any right to direct a rollover in accordance with Section 10.03, and of the right to a period of at least 30 days after receiving the notice to decide whether to elect a withdrawal. If the Participant affirmatively elects a withdrawal, distribution may be made within 30 days after the notice is given.

     8.05 VALUATION DATE. Withdrawals and loans will be based on the value of the relevant portion of a Participant's Account determined on the Valuation Date on which the withdrawal or loan is approved.

ARTICLE 9                                                                PAGE 31
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

===============================================================================


                                   ARTICLE 9.

        DISTRIBUTIONS AFTER TERMINATION OF EMPLOYMENT OR AFTER AGE 70-1/2

     9.01 TIMING OF PAYMENT. SIPCO will direct the Trustee to distribute Participants' benefits in accordance with this Article.

          (a) Termination of Employment.

     When a Participant is no longer employed by the Company, an Affiliated Company, and a successor to the business of the Company or an Affiliated Company, payment of the Participant's benefits will be made or commence:

               (1) if the Participant's Account exceeds $5,000 or he is a Retirement Eligible Participant:

                    (A) on or about the fifth business day of the month after
               the month in which the Participant terminated employment or, if later, on or about fifth business day of February following the year in which the Participant reaches age 65, or

                    (B) at the Participant's election in a manner approved by
               SIPCO, as soon as practicable after the date elected by the Participant and before April 1 following the year in which the Participant reaches age 70-1/2.

               (2) if paragraph (1) does not apply because the Participant's Account is $5,000 or less and he is not a Retirement Eligible
          Participant:

                    (A) at the Participant's election in a manner approved by
               SIPCO, on or about the fifth business day of the month after the month in which the Participant terminated employment; or

                    (B) if the Participant does not elect an earlier
               distribution, on or about the fifth business day of the second month after the month in which the Participant terminated employment.

In the event a Participant is reemployed by the Company or an Affiliated Company as an Employee after becoming entitled to a payment but before payment is made, no payment will be made until his reemployment by the Company or the Affiliated Company will terminate.

          (b) Reaching Age 70-1/2.

               (1) If the Participant has terminated employment prior to January 1 of the calendar year in which the Participant attains age 70-1/2, payment of the Participant's benefits will be made or commence in any form available under Section 9.02 no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

               (2) Participants who attained age 70-1/2 prior to January 1, 1996 while still employed by the Company may elect, in the manner prescribed by SIPCO, at any time prior to December 31, 1997, to defer receipt of further payments until no earlier than the

ARTICLE 9                                                                PAGE 32
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


          date the Participant has terminated employment in accordance with
          Section 9.07 and no later than April 1 of the following calendar year.

               (3) For all other Participants, during the period beginning January 1 of the calendar year in which the Participant attains age 70-1/2 and ending April 1 of the following calendar year, the Participant may elect, in the manner prescribed by SIPCO, to have payment of his or her benefits made or commence in any form available under Section 9.02. If the Participant does not make such an election, payment of the Participant's benefits will be made or commence in any form available under Section 9.02 no earlier than the date the Participant has terminated employment in accordance with Section 9.07 and no later than April 1 of the following calendar year.

               (4) Notwithstanding any provision contained herein to the contrary (other than Section 9.02(d)), payment of benefits for a Participant who is a 5-percent owner (as defined in Code section 416) will be made or commence in any form available under Section 9.02 no later than April 1 of the calendar year following the calendar year in which such Participant attains age 70-1/2.

     9.02 METHOD OF PAYMENT.

          (a) Lump Sum or Installments. The form of distribution of the Participant's Account will be as follows:

               (1) Account Exceeds $5,000 or the Participant is a Retirement Eligible Participant.
          If:

                    (A) the Participant's Account exceeds $5,000, or

                    (B) the Participant is a Retirement Eligible Participant;

          the Participant's Account will be distributed in the form of a single lump sum unless the Participant elects distribution in the form of monthly or annual installments as provided in subsection (b) below.

               (2) Account of $5,000 or Less and the Participant is not a Retirement Eligible Participant. If the Participant's Account is $5,000 or less and he is not a Retirement Eligible Participant, the Participant's Account will be distributed in a single lump sum.

          (b) Installment Payments. Amount of Installments. Each installment will be in an amount specified by the Participant in multiples of ten dollars ($10) until the value of his Account (including investment income, gains and losses) is exhausted.

               (1) Mandatory Adjustment. Each year the amount payable to a Participant will be reviewed and, where necessary to comply with the rules of Code section 401(a)(9), an additional payment will be made to the Participant in a timely fashion. The minimum distribution rules require the amount which will be distributed in any year to be not less than the balance in the Participant's Account at the beginning of such year divided by the life expectancy of the Participant or, if the Participant's beneficiary is his spouse, the joint and survivor life expectancies of such Participant and his then living spouse. Life expectancies will be determined according to Treasury regulation section 1.72-9 as of a

ARTICLE 9                                                                PAGE 33
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


          Participant's "required beginning date," and annually thereafter. For purposes of this Section, the term "required beginning date" means April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70-1/2, or (ii) in the case of a Participant who is not a "5-percent owner" within the meaning of section 416 of the Code, the calendar year in which the Participant terminates employment in accordance with Section 9.07. The provisions of this paragraph (2) will not apply to a Participant who elected the installment method of distribution before 1984 and who has not changed such election.

               (2) Reemployment. In the event a Participant who is receiving installment payments under the Plan is reemployed by the Company or an Affiliated Company as an Employee, such payments will, subject to
          Section 9.04, cease and will remain suspended until his reemployment by the Company or an Affiliated Company will terminate.

          (c) Elective Adjustment. A Participant entitled to elect the installment distribution method of payment under subsection (a)(1) above will, without regard to the distribution method elected by the Participant, have the right to increase the amount of all remaining installment payments or to receive the entire value of the balance in the Account in a single payment. A Participant may make up to, but no more than two elective adjustments during each Plan Year to receive a partial payment of the balance in the Account or to increase the amount of any single installment payment.

          (d) TEFRA Section 242(b)(2) Election Rules.

               (1) Notwithstanding the other requirements of this Article 9, distribution on behalf of any Participant may be made provided that all of the following requirements (regardless of when such distribution commences) are met:

                    (A) The distribution by the Plan is in accordance with the provisions of the Plan in effect on December 31, 1983.

                    (B) The distribution is in accordance with a method of
               distribution designated by the Participant whose interest in the Plan is being distributed.

                    (C) Such designation was in writing, was signed by the
               Participant, and was made before January 1, 1984.

                    (D) The Participant had accrued a benefit under the plan as of December 31, 1983.

                    (E) The method of distribution designated by the Participant specifies the time at which distribution will commence and the period over which distributions will be made.

               (2) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections 9.02(d)(1).

ARTICLE 9                                                                PAGE 34
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


               (3) If a designation is revoked, any subsequent distribution must satisfy the requirements of Code section 401(a)(9). If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code section 401(a)(9), but for the TEFRA section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Code section 401(a)(9). Any changes in the designation will be considered to be a revocation of the designation.

     9.03 FORM OF PAYMENT. Payments from the Kodak Stock Fund described in
Section 7.01 will be entirely paid in cash unless the Participant elects to receive such payments, other than payments made pursuant to the last sentence of
Section 9.02(c), entirely paid in shares to the extent of whole shares with fractional shares paid in cash. Payments from the other Funds described in
Section 7.01 and any payments made pursuant to the last sentence of Section 9.02(c) will be in cash.

     9.04 MINIMUM DISTRIBUTION REQUIREMENTS. The provisions of this Article 9 are intended to satisfy Code sections 401(a)(9) and 401(a)(14) and the regulations thereunder and, except as provided in section 9.02(d), such requirements override any inconsistent Plan provision.

     9.05 CONSULTATION AND CONSENT. When a Participant becomes entitled to payments from the Plan, SIPCO will arrange for him to be advised of the benefits due him, and, no more than 90 days and at least 30 days before the date of any distribution from the Plan, will provide the Participant notice of any right to defer distribution under Section 9.01(a)(1), of any right to direct a rollover in accordance with Section 10.03, and of the right to a period of at least 30 days after receiving the notice to decide whether to elect a distribution and upon a form of distribution. SIPCO will then direct the Trustee as to the method and timing of such benefits elected by the Participant except where such method and timing are otherwise directed by the Plan. If the Participant affirmatively elects a distribution, distribution may be made within 30 days after the notice is given.

     9.06 VALUATION OF DISTRIBUTIONS. Distributions will be based on the value of a Participant's Account determined as soon as practicable prior to the distribution in accordance with procedures approved by SIPCO. The determination of whether an Account is over $5,000 will be made on the Valuation Date a Participant's benefit becomes payable.

     9.07 TERMINATION OF EMPLOYMENT. Generally, a Participant is considered to have terminated his employment for purposes of Section 9.01(a) only when he has voluntarily or involuntarily severed his service as an Employee with any Affiliated Company. A Participant who is no longer an Employee will not be considered to have terminated his employment for the purpose of entitlement to benefit commencement in the following situations:

          (a) Transfer to Related Company. The transfer of an Employee from the employ of one Affiliated Company to another will not constitute a termination of the employee's service for purposes of Section 9.01(a).

          (b) Transfer to a Subsequent Employer. The transfer of an Employee from the employ of the Employer to a subsequent employer as a result of, or in connection with, a "business disposition" (as defined in (1) below), will not be considered to constitute a termination of the employee's service for purposes of Section 9.01(a). An Employee who ceases to be an Employee of the Employer as a result of, or in connection with, a business disposition, will be

ARTICLE 9                                                                PAGE 35
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


          considered to have terminated employment for purposes of Section 9.01 only when he terminates service with such subsequent employer.

               (1) For purposes of this Section, "business disposition" means any of the following transactions:

                    (A) the sale or other transfer to a "subsequent employer"
               (as defined in (2) below) of all or substantially all of the assets used by the Employee's Employer in a trade or business conducted by the Employer;

                    (B) if the Employee was employed by a subsidiary corporation
               (within the meaning of Code section 424(f)) of Eastman Kodak Company, or by a corporation that is a member of a controlled group of corporations (within the meaning of Code section 414(b) as modified by Code section 415(h)) that includes Eastman Kodak Company, the liquidation, sale, or other means of terminating the parent-subsidiary or controlled group relationship of the employer with Eastman Kodak Company;

                    (C) if the Employee was employed by an entity other than a corporation that, together with Eastman Kodak Company, is treated as a single employer (within the meaning of Code section 414(c) as modified by Code section 415(h)), the liquidation, sale, or other means of terminating the treatment of the employer and Eastman Kodak Company as a single employer;

                    (D) the loss or expiration of a contract with a government agency and the entry into a successor contract by a "subsequent employer" and such government agency;

                    (E) the sale or other transfer to a "subsequent employer" of all or substantially all of the assets used by the Employee's Employer at a plant, facility, or other business location of the Employer;

                    (F) any other sale, transfer, or disposition of assets of
               the Employee's Employer to a "subsequent employer;" or

                    (G) any change in the contractual arrangements governing the performance of the Employee's services where, immediately following the change in the contractual arrangements, the former Employee continues to perform primarily the same services in the same location for the same recipient.

               (2) For purposes of this Section "subsequent employer" means

                    (A) any entity that, in connection with the business
               disposition, becomes the sponsor of the Plan or that sponsors a qualified plan to which assets and liabilities attributable to the employee's benefits under the Plan are transferred in connection with the business disposition;

                    (B) any entity that, together with an entity described in
               subparagraph (A), is treated as part of a controlled group of corporations or as a single employer pursuant to Code section 414(b), (c), (m) or (o);

ARTICLE 9                                                                PAGE 36
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


                    (C) any entity that has maintained, or begins to maintain a contractual relationship with an Employer governing the performance of services either by Employees of such entity for such Employer or by Employees of such Employer for such entity; or

                    (D) any other entity that engages in a business disposition with Eastman Kodak Company or any Affiliated Company.

ARTICLE 10                                                               PAGE 37
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================

                                  ARTICLE 10.

    DEATH BENEFITS, QUALIFIED DOMESTIC RELATIONS ORDERS AND DIRECT ROLLOVERS.

     10.01 DEATH BENEFITS.

          (a) Timing, Method and Form of Payment. In the event of the death of a Participant, the balance in his Account will be paid to his beneficiary in a lump sum as soon as practicable.

          (b) Beneficiary. Each Participant may designate and may change a beneficiary or beneficiaries to receive benefits in the event of his death before the complete distribution of benefits to him; except that, the entire sum credited to the Account of a Participant in the case of his death will be paid to the Participant's surviving spouse (if there is one) unless such spouse consents to the designation of beneficiary named by the Participant in the manner required by law. Such designation or designations will be on forms supplied by SIPCO. Any change in beneficiary will become effective only upon receipt of the form by SIPCO. If the Participant has no surviving spouse and has not completed a valid designation of another beneficiary, the balance in the deceased Participant's Account will be paid to the Participant's estate.

          (c) Marital Status. For purposes of subsection (b) above, SIPCO must be satisfied that a Participant does or does not have a spouse, or that the Participant is deemed not to have a spouse because no spouse can be located, because the Participant has a court order to the effect that the Participant is either legally separated or has been abandoned (as legal separation and abandonment are defined under local law), or because of such other circumstances as may be prescribed by regulations issued under the Code.

          (d) Valuation Date. Death benefits will be based on the value of a Participant's account determined as soon as practicable prior to the distribution in accordance with procedures approved by SIPCO.

     10.02 QUALIFIED DOMESTIC RELATIONS ORDERS.

          (a) Payments Pursuant to a Qualified Domestic Relations Order. Any portion of a Participant's account under the Plan payable pursuant to a Qualified Domestic Relations Order will be paid in accordance with such order. Distributions may be made to an alternate payee pursuant to a Qualified Domestic Relations Order without regard to whether the Participant would otherwise be entitled to a distribution under Article 8 or 9.

          (b) Effect of Qualified Domestic Relations Order on Other Distribution Provisions.

               (1) In the event all or a portion of a Participant's account is given to an alternate payee under a Qualified Domestic Relations Order, the $5,000 amount referred to in Sections 9.01(a) and 9.02(a) and the $500 amount referred to in Section 10.03 apply separately to the amount due the alternate payee and the amount due the Participant.

               (2) No withdrawal or loan may be made under Article 8, no distribution may be made under Article 9 (except to the extent required by Code section 401(a)(9) and the regulations thereunder), and no direct rollover may be made under Section 10.03 during the period during which SIPCO is considering whether an order is a Qualified Domestic Relations Order.

ARTICLE 10                                                               PAGE 38
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


          Also, if SIPCO is aware that a party is seeking a Qualified Domestic Relations Order concerning a Participant's Account, SIPCO may in its sole discretion restrict withdrawals, distributions and direct rollovers until SIPCO has determined that such withdrawal or distribution would be consistent with the Qualified Domestic Relations Order or until SIPCO determines that an order is not likely to be submitted.

     10.03 DIRECT ROLLOVER. At the election of a Participant or his spouse or former spouse entitled to a distribution under Section 8.01, Article 9 or the provisions of this Article 10, SIPCO will direct the Trustee to make a direct rollover to the trustee or other custodian of an "eligible retirement plan" by any reasonable means (including providing the Participant or spouse or former spouse with a check made payable only to the trustee or custodian) of all, or a specified portion (but at least $500), of an "eligible rollover distribution," subject to the following restrictions:

          (a) An "eligible rollover distribution" is any distribution of all or any portion of the Participant's Account, except that an "eligible rollover distribution" does not include:

               (1) any distribution that is one of a series of substantially equal periodic payments (made not less frequently than annually) made for the life (or life expectancy) of the recipient or the joint lives (or joint life expectancies) of the recipient and the recipient's designated beneficiary, or for a specified period of at least ten years;

               (2) any distribution required under Code section 401(a)(9), or

               (3) any hardship distribution.

          (b) An "eligible retirement plan" is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the recipient's "eligible rollover distribution." If the recipient is the Participant's surviving spouse, but not an alternate payee receiving a distribution pursuant to a Qualified Domestic Relations Order, an "eligible retirement plan" is an individual retirement account described in Code section 408(a) or an individual retirement annuity described in Code section 408(b) that accepts the surviving spouse's "eligible rollover distribution," but not an annuity plan described in Code section 403(a) nor a qualified trust described in Code section 401(a).

          (c) The Participant or his spouse or former spouse must specify, in such form and at such time as SIPCO may prescribe, the "eligible retirement plan" to which the distribution is to be paid and may specify only one "eligible retirement plan."

          (d) The Participant or his spouse or former spouse must provide to SIPCO in a timely manner adequate information regarding the designated "eligible retirement plan."

          (e) No direct rollover is available with respect to the portion of any distribution attributable to an unpaid loan made pursuant to Section 9.01.

     10.04 NOTICE AND WAIVER OF NOTICE. When the spouse or former spouse of a Participant becomes entitled to payments under Section 10.01 or 10.02, SIPCO will, no more than 90 days and at least 30 days before the date of any distribution from the Plan, provide the spouse or former spouse notice of any right to direct a rollover in accordance with Section 10.03. SIPCO will then direct the Trustee as to the method and timing of such benefits elected by the spouse or former spouse except where such

ARTICLE 10                                                               PAGE 39
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


method and timing are otherwise directed by the Plan. If the spouse or former spouse affirmatively elects a distribution, distribution may be made within 30 days after the notice is given.

ARTICLE 11                                                               PAGE 40
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================

                                  ARTICLE 11.

                                   AMENDMENT.

     11.01 POWER TO AMEND. Subject to the provisions hereinafter set forth, the Board reserves the right, and either the Board or the Senior Vice President and Director, Human Resources has the right, at any time and from time to time, to modify or amend in whole or in part any or all the provisions of the Plan; provided that,

          (a) neither the Board nor the Senior Vice President and Director, Human Resources will make any such modification or amendment which:

               (1) will cause a forfeiture or deprive any Participant of any amounts credited to him under the Plan, or

               (2) will make it possible for any part of the corpus or income of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their beneficiaries prior to the satisfaction of all liabilities with respect to such Participants or their beneficiaries under the Trust established pursuant to the Plan; and

          (b) the Senior Vice President and Director, Human Resource will make no such modification or amendment which, in the judgment of the Chairman of the Board, is likely to result in annual increased cost or liability to the Company or the Plan of $50 million or more.

     11.02 NECESSARY AMENDMENTS. Notwithstanding the provisions of Section 11.01(a), any modification or amendment of the Plan may be made which the Board or the Senior Vice President and Director, Human Resources, deems necessary or appropriate to conform the Plan to, or to satisfy the conditions of, any law, governmental regulations or rulings, and to permit the Plan and the Trust to meet the requirements of ERISA or the Code or the applicable provisions of any subsequent or other law.

     11.03 AMENDMENTS REQUIRED BY IRS. If the Internal Revenue Service requires that one or more amendments be adopted to the Plan as a condition of receiving a favorable determination letter, and the representative of the Company with respect to the application for such determination letter agrees to the adoption of such amendments, such amendments will, upon the issuance of the requested determination letter, be deemed to have been adopted, automatically and without further action by the representative, the Company, the Board, or the Senior Vice President and Director, Human Resources, effective as of such date or dates specified in such amendments.

ARTICLE 12                                                               PAGE 41
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


                                  ARTICLE 12.

                            TERMINATION OF THE PLAN.

     12.01 RIGHT TO TERMINATE PLAN OR DISCONTINUE CONTRIBUTIONS. The Company reserves the right at any time to terminate the Plan by written action of the Board or the Senior Vice President and Director, Human Resources. In the event that contributions to the Plan are discontinued, the Trustee will continue to administer the Trust in accordance with the relevant provisions of the Plan and Trust. In the event of the termination of the Trust, either as a result of or incident to the termination of the Plan, the pro rata value of the Participants' Accounts determined as of the effective date of such termination will be paid in accordance with this Plan.

     12.02 AUTOMATIC TERMINATION. The Plan and Trust will terminate as to any participating corporation which will be legally dissolved or declared bankrupt or which makes any general assignment for the benefit of creditors or merges or consolidates with any other organization, and is not the continuing entity, or if it sells its assets, except that the Plan and the Trust may be continued as to such employees by any other organization succeeding to the business of the Company by which some or all of the employees are employed, if such organization will agree to assume the liabilities of the Plan as to them. Upon agreement with the Trustee, such successor organization will become the Company for purposes of the Plan and Trust. As to any employees who are not employed by the successor organization, the Plan and Trust will be deemed terminated. This provision will not apply in the case of reorganizations involving Eastman Kodak Company and/or its subsidiaries or Affiliated Companies.

ARTICLE 13                                                               PAGE 42
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================

                                  ARTICLE 13.

                              LIMITATION OF RIGHTS.

     13.01 RIGHTS TO TRUST ASSETS. Although each Participant's interest in the Plan is nonforfeitable, no Participant will have any individual right or interest in the funds deposited in the Trust, or in any assets in which the Trust is invested from time to time, except as expressly provided in the Plan.

     13.02 ACCOUNTS ARE NONALIENABLE.

          (a) In General. No benefit under this Plan will be subject in any manner to voluntary or involuntary alienation, anticipation, sale, transfer, assignment, pledge or encumbrance, nor to seizure, attachment or other legal process for the debts of a Participant or a beneficiary, except that:

               (1) the Trustee will have a first lien on the interests in the Plan of Participants executing notes pursuant to the Plan;

               (2) the Trustee will honor Qualified Domestic Relations Orders;
          and

               (3) the Trustee will honor a Federal tax levy pursuant to Code section 6331 or a collection by the United States on a judgment resulting from an unpaid Federal tax assessment if and to the extent that SIPCO has determined that compliance with such levy or judgment is required under any applicable Federal law.

          (b) Special rule for certain judgments and settlements. Section 13.02(a) will not apply to any offset of a Participant's benefits provided under the Plan against, and such benefits will be reduced by, an amount that the Participant is ordered or required to pay to the Plan, if:

               (1) the order or requirement to pay arises

                    (A) under a judgment of conviction for a crime involving the
               Plan,

                    (B) under a civil judgment (including a consent order or
               decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA, or

                    (C) pursuant to a settlement agreement between the Secretary of Labor and the Participant in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA by a fiduciary or any other person, and

               (2) the judgment, order decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's benefits provided under the Plan.

     13.03 PARTICIPANTS' ACCOUNTS. A statement will be periodically prepared and delivered to each Participant providing adequate details of his Account. In the absence of written objection received by the Trustee or the Company within sixty
(60) days after the mailing of such statement, each such Account will become an Account stated, and thereupon such Account will be presumed to have been finally settled to the extent permitted by ERISA.

ARTICLE 14                                                               PAGE 43
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


                                  ARTICLE 14.

                        CONSTRUCTION AND INTERPRETATION.

     14.01 GOVERNING LAW. This Plan will be construed in accordance with the law of the State of New York, except as the law of some other jurisdiction may be required to be applied in respect of individual participants or those claiming under or through them, and except as such laws are superseded by ERISA.

     14.02 NO REVERSION TO COMPANY. Under no circumstances will any of the funds held by the Trustee under this Plan revert to the Company.

     14.03 RETURN OF ERRONEOUS CONTRIBUTIONS. Notwithstanding the preceding Section, in the case of a contribution, or any part thereof, which is made by a mistake of fact, or which is disallowed as a deduction under the Code, the Trustee will return to the Company, upon SIPCO's request, the amount of such contribution so requested so long as the repayment is made within one year after the erroneous contribution is made or the deduction is disallowed.

     14.04 CORRECTION. In any situation where a Participant's or beneficiary's benefit under the Plan has been incorrectly computed, appropriate corrective action will be taken. Any corrective action authorized pursuant to this section will be made in accordance with the terms and conditions prescribed by SIPCO, which will have discretion in determining the procedures to be followed in any case where corrective action may be necessary or desirable.

ARTICLE 15                                                               PAGE 44
EASTMAN KODAK EMPLOYEES' SAVINGS AND INVESTMENT PLAN

================================================================================


                                  ARTICLE 15.

         INCLUSION AND EXCLUSION OF SUBSIDIARY AND AFFILIATED COMPANIES.

     15.01 The name and address of each subsidiary and Affiliated Company which is included in this Plan are set forth in Appendix "A". SIPCO may at any time provide for inclusion in the Plan of any other subsidiary or Affiliated Company of Eastman Kodak Company and may provide for the exclusion from the Plan of any subsidiary or Affiliated Company of Eastman Kodak Company.

BENEFIT PLAN 1C.01                                                       PAGE 45

SAVINGS AND INVESTMENT PLAN
EFFECTIVE DATE:  MAY 1, 1997
AS AMENDED:  MAY 28, 1997

================================================================================


                                  ARTICLE 16.

                                 MISCELLANEOUS.

     16.01 NO EMPLOYMENT RIGHTS CREATED. The creation and maintenance of this Plan will not confer any right to continued employment on any employee, and all employees will remain subject to discharge to the same extent as if the Plan and Trust had never been established.

     16.02 PLAN ASSETS. In the event of any merger or consolidation of the Plan with another plan, or the complete or partial transfer of assets and liabilities between the Plan and another plan of deferred compensation, the assets of the Plan or the other plan will be transferred only if:

          (a) each participant in the respective plans would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater then the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if either this Plan or the other plan had then terminated);

          (b) resolutions of the Board and of the board of directors of the company which is the sponsor of the other plan, or of any new or successor employer of the affected plan participants, will authorize such transfer of assets; and, in the case of the new or successor employer of the affected participants, its resolutions will include an assumption of liabilities with respect to the participants' inclusion in the new employer's plan; and

          (c) such other plan is qualified under Code sections 401(a) and 501(a).

     16.03 TOP-HEAVY REQUIREMENTS. Notwithstanding any other provisions of the Plan, the following rules will apply for any Plan Year if as of the last day of the preceding Plan Year, based on valuations as of such date, the sum of the present value of accrued benefits and Accounts of "key employees" (within the meaning of Code section 416) exceeds 60% of a similar sum for all Employees under each plan of the Company and any Affiliated Company in which a "key employee" participates and each other plan of the Company or any Affiliated Company which enables any such plan to meet the requirements of Code section 401(a)(4) or 410, taking into account for this purpose amounts distributed within the preceding five years but excluding accrued benefits and Accounts of a prior "key employee."

          (a) Company contributions will be required for each Participant equal to 7-1/2% of the Participant's "compensation." "Compensation," for purposes of this subsection, means compensation as defined in Code section 415, but "compensation" will not include amounts in excess of $200,000 (as adjusted each year under Code section 401(a)(17)).

          (b) No allocations may be made to the Account of a Participant the sum of whose defined benefit plan fraction and defined contribution plan fraction, as defined in Code section 415(e), exceeds 1.0 when the dollar amounts are multiplied by 1.0 rather than 1.25.

     The provisions of this Section 16.03 will be interpreted in accordance with the provisions of Code section 416 and any regulations thereunder which are hereby expressly incorporated by reference.

BENEFIT PLAN 1C.01                                                       PAGE 46

SAVINGS AND INVESTMENT PLAN
EFFECTIVE DATE:  MAY 1, 1997
AS AMENDED:  MAY 28, 1997

================================================================================



     16.04 MILITARY SERVICE. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Internal Revenue Code.

================================================================================

                              EASTMAN KODAK COMPANY

                                EMPLOYEE BENEFITS

================================================================================
                                   Appendix A

                       SUBSIDIARY AND AFFILIATED COMPANIES
                  OF EASTMAN KODAK COMPANY INCLUDED IN THE PLAN

                          Eastman Gelatine Corporation
                              227 Washington Street
                          Peabody, Massachusetts 01960